Agreement

                                Leo Motors, Inc.

Leo Motors Inc. (hereinafter referred to as "Company") and M&M Co., Ltd. (hereinafter referred to as "Distributor", collectively "Parties") execute an agreement for sales of electronic motorcycles (hereinafter referred to as "Agreement").

Article 1 (PURPOSE) The purpose of this Agreement is to set forth the rights and duties of the Parties in exclusively selling an electronics motorcycle manufactured by Company.

Article  2  (SCOPE  OF  WORK  AND  CONTECTS)
1. Products sold exclusively by Distributor under this Agreement shall be developed and manufactured by Company and limited to the following products ("Products"):

     A.   Hilless  1
     B.   Hilless  3
     C.   Hilless  5  (Passenger)
     D.   Hilless5  (Business)
     E. Electronic motorcycle which will be developed and manufacture by Company
     F.   Parts  for  an  electronic  motorcycle

2. Company and Distributor agree to share the information of customers to carry out this Agreement, and cooperate in works which require a close cooperation.
3. Company grants an exclusive and sole rights to sell the Products to Distributor under this Agreement.

Article  3  (PERFORMANCE  OF  WORK)
1. Company and Distributor shall do its duties and obligations upon a spirit of mutual trust and a good faith regarding the business.
2. Company and Distributor shall closely cooperate in critical issues incurred during the term of this Agreement.
3. Distributor shall promptly cooperate and support Company's work when Company enters into an agreement with a third party to develop a business.

Article  4  (DEPOSIT  AND  FIRST  TIME  QUANTITY)
1. Distributor shall pay 400,000,000 Korean Won to Company as deposit as of the execution date of this Agreement under this Agreement and the payment for Products as set forth hereunder shall be set off against deposit.

[First  order  quantity]

Number  Model name             Quantity
------  ---------------------  --------
1       Hilless 5 (Business)         49
------  ---------------------  --------
2       Hilless 5 (Passenger)        39
------  ---------------------  --------
3       Hilless 3                    40
------  ---------------------  --------
4       Hilless 1                    42
------  ---------------------  --------

2. Price and delivery term for the first time order shall be set forth in an attached agreement hereof upon the Parties' mutual agreement.
3. In the event this Agreement is terminated, Company shall refund the balance by calculating within fourteen (14) days after the termination date.

Article  5  (TERRITORY)
1. The territory governed by this Agreement shall be limited to Korea's territory; provided, however, that Distributor shall have the first refusal right to sell in foreign countries under the same conditions as a third party does.
2. Company shall not grant distributor ship to others during the term of this Agreement within the territory set forth above.

Article  6  (SUPPLY  OF  PRODUCTS)
1. A territory being subject to the right to sell under this Agreement is the same area defined in Article 5; provided, however, that Company may adjust sales of other areas upon Distributor's consent if unavoidably required.
2. The price for the Products manufactured and supplied by Company shall be based on the factory price, and Company provides manufacturing cost to Distributor for calculating the factory price.
3. Delivery shall be in accordance with an order issued by Distributor, and Company shall comply with the due date and quantity requested by but may adjust the conditions upon mutual agreement.
4. Distributor shall not return the Products one the Products are released from Company unless there are reasons contributed to Company.
5. Section 2 in Article 10 in Fair Transaction in Subcontracting Act shall apply to the decision whether unfair return or not.

Article  7  (SALES  OF  PRODUCTS)
1. Distributor shall do its best efforts to extend sales upon a spirit of trust and faith, not do anything may harm the reputation of Company and/or Products.

2. Company provides a Work Manual regarding product liability and Distributor shall inform and warn the other party according to the Work Manual regarding the sales.
3.     Distributor shall mark Company as a manufacturer in selling the Products.

Article 8 (DELIVERY AND SHIPMENT) Delivery of the Products shall be made in a port designated by Company and any duty and cost incurred by shipping the Products shall be borne by Distributor.

Article  9  (PAYMENT)
1. Distributor shall, in principle, pay for the Products within 80% of the deposit.
2. Distributor shall pay back an amount equal to 80% of Products price delivered unless otherwise agreed with Company.

Article  10  (AFTER  SERVICE  (A/S))
1. A/S for the Products sold by Distributor shall be performed by Distributor or a maintenance center, and Distributor shall promptly and sincerely respond to the complaints from customers to resolve them.
2.     Upon  Distributor's  request  for A/S certificate, Distributor shall take part in a certain course provided by Company. Distributor with the certificate may serve as A/S center.
3. In the event Distributor dose not serve as A/S, Distributor lets a maintenance center get A/S certificate from Company and provide A/S for Products regardless of the time to be sold. Company shall assist and support Distributor to get a maintenance center.
4. Company shall provide a maintenance center with training course and relevant facilities required for such training.
5. Company may appoint and run other maintenance center for A/S, when a maintenance center designated by Distributor does not perform his duties sincerely.

Article  11  (PRICE)
1. Price for the Products sold by Company to Distributor shall be set forth in a purchase order upon mutual agreement
2. Company and Distributor agree to comply with Fair Trade Acts and relevant laws in deciding the price, including a factory price and a suggested retail price.

Article  12  (WARRANTY)
1. Company warrants that it will provide a free repair of manufacturing defects for one (1) year from the purchase date of a final customer; provided, however, that the customer shall pay for repair if the defects occur due to the customer's negligence in use.

2. In no event Company Sole shall be liable for the Products which pass a test performed by a certified organization and/or Company's test other than caused by Company's willful misconduct or gross negligence which Distributor can prove.
3. Company, Distributor and a maintenance center shall decide a cost for the Products whose one year guarantee expires based on 'Table for unit price of Government wage' reasonably.

Article  13  (SUPPLY  AND  MANAGE  PRODUCTS)
1. Company shall supply Distributor with necessary materials and facilities to maintain the Products' stability, and Company and Distributor shall decide upon mutual agreement when there are differences what materials and facilities are needed.
2. Distributor shall not provide with, lease, dispose of or move the materials and facilities supplied to a third party without Company's prior written approval.

Article  14  (DUTY  TO  REPORT)
1. Distributor shall, upon Company's request, report sales circumstances regarding this Agreement in writing.
2. Distributor shall immediately notify Company of infringement or dispute in relation with a trade name, trade mark, service mark or patent right granted by Company as soon as Distributor learns about it.
3. In the event Distributor desires to close temporarily, Distributor shall report the reasons in writing in advance.
4. Company and Distributor shall collect and provide the information of customers to smooth customer services to the extent relevant regulations and laws regarding personal information protection permit.

Article 15 (INTERNET SITE AND MISCELLANEOUS) Company shall support advertising and promotion using Company's internet site (www.leomotors.com) for
                                                   -----------------
Distributor's  sake  without  charge.

Article  16  (TERM)
1. This Agreement shall be effective as of the delivery date of the first time quantity and last for two (2) years thereafter.
2. In the event a Party intends to terminate this Agreement, such Party shall notify the other Party of its intention in writing two (2) month before the expiration date of this Agreement.
3. This Agreement shall be renewed for one (1) year with the same conditions unless terminated according to section 2 above.

Article  17  (ASSIGNABILITY)
1. No Party can assign or mortgage any and all rights and obligations under this Agreement to a third party without the other party's written consent.
2. A Party shall not receive premium from an assignee even if the Party assigns his rights and duties with the other Party's written approval.

Article  18  (CANCELLATION  AND  TERMINATION)
1. Either Party may cancel or terminate all or any party of this Agreement without a notification in any of the following events:

          (1) The other Party is declared of disposition of transaction suspension by a financial organization;
          (2) The other Party is declared of disposition of business cancellation or business suspension from a government body;
          (3) A Party decides, in its discretion, that the other Party cannot perform this Agreement due to material events including but not limited to bankruptcy, compulsory execution by a third party (including provisional seize and provisional injunction), insolvency, commencement of composition and corporate reorganization procedure;
          (4) A Party cannot perform this Agreement due to breaking up, transfer or merger with other company;
          (5) Parties agree that a Party cannot perform this Agreement or individual agreements due to natural disaster or other causes;
          (6) A Party assign or grant again the right to sell the Products to other;
          (7) Distributor causes material damages to Company by disclosing Company's business secret;
          (8) Distributor sells, stores, advertizes, repairs or introduce other company's products (electronic motorcycle and parts) which may compete with Products without Company's consent (excluding parts developed and manufactured by Distributor)

2. Either Party may notify the other Party, who breaches or neglects its duties, to remedy such breaches or perform its duties within fourteen (14) days. The notifying Party can terminate this Agreement when the breaching Party fails to cure his faults within the period.

Article  19  (EFFECTIVENESS)
1. This Agreement becomes effective as of the execution date of this Agreement.
2. This Agreement shall not be regarded as being amended or waived unless it is done by the Parties' authorized signing document bearing the Parties' representative signature.

3. In the event the Agreement is terminated (cancelled, rescinded or expired), Distributor shall return all information regarding Products to Company or destroy pursuant to Company's order.
4. In the event the Agreement is terminated, Distributor provides the original copies of all business materials, customer information and may keep the copies thereof but shall not use such copies other than the business management purpose.

Article  20  (CONFIDENTIALITY)
1. During and after the term of this Agreement, Company and Distributor shall not disclose any business secret received from the other Party under this Agreement to a third party.
2. Distributor shall not print or copy the education materials, manuals without Company's prior approval unless it is permitted by this Agreement for the work specified herein.
3. Distributor shall not directly or indirectly manage the same business without Company's prior approval.
4. Distributor shall make its employees comply with the section 1 through 3 above.

Article  21  (DISTRIBUTOR'S  RESPONSIBILITY)
1. Distributor shall train its employees to perform their works and duties effectively under this Agreement and to make the employees provide the best service to customers.
2. Distributor shall be solely responsible for damages incurred willful misconduct or gross negligence of its employees.

Article  22  (COMPENSATION)
1. In the event, a Party is suffered from the other Party's breach or gross negligence, such defaulting Party shall be liable for the damages and losses; provided, however, such defaulting Party shall be exempted from such liability if it happens due to natural disaster and force majeure.
2. The termination or cancellation of this Agreement shall not affect to the rights for compensation herein.

Article  23  (MISCELLANEOUS)
1. 1. Any conflicts or disputes arising out of this Agreement shall be construed by the laws of the Republic of Korea and amicably settled.
2. Anything not set forth herein shall be decided by mutual agreement pursuant to a general commercial practice.
3. Company and Distributor may execute a separate agreement regarding this Agreement, and such separate agreement shall be attached herein.

Article 13 (DISPUTE RESOLUTION) Disputes arising out of or in connection with this Agreement shall be amicably settled by mutual agreement. Despite such efforts, it is not resolved; it shall be settled by arbitration in Korean Commercial Arbitration Board.

IN WITNESS OF, the Party shall make this Agreement executed by signing in duplicate and keep one copy respectively.


                                 March 25, 2010

"Company"     Leo  Motors  Inc.
              291-1  Hasangok-dong,  Hanam-si,  Kyunggi-do
              Signed  by  ____________________________
              Si  Chul  Kang,  CEO  &  President

"Distributor"     M&M  Co.,  Ltd.
              27-9  Hangdong-7ga,  Jung-gu,  Incheon
              Signed  by  ______________________________
              Eul  Jin  Nam,  CEO&  President